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                                CONSENT OF EXPERTS

   We consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-2 and amendments thereto.

   We further consent to the incorporation by reference of this consent pursuant to Rule 439(b) under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to any subsequent registration statement for the same offering that may be filed pursuant to Rule 462(b) under the Securities Act.


                                                /s/ James Heslin
                                         ----------------------------------
                                         Townsend and Townsend and Crew LLP

379 Lytton Avenue
Palo Alto, California 94301
July 23, 1996